UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 31, 2004

(Date of earliest event reported)

InterTAN, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-10062	75-2130875
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

279 Bayview Drive Barrie, Ontario, Canada	L4M 4W5
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code: (705) 728-6242

The following are furnished as Exhibits to this Report.

Exhibit No.	Description of Exhibit
99.1	Letter from RadioShack Corporation to InterTAN, Inc. dated March 31, 2004
99.2	Letter from RadioShack Corporation to InterTAN, Inc. dated April 2, 2004
99.3	Letter from RadioShack Corporation to InterTAN, Inc. dated April 5, 2004
99.4	Letter from InterTAN, Inc. to RadioShack Corporation dated April 5, 2004
99.5	News Release dated April 6, 2004

ITEM 5.	Other Events and Regulation FD Disclosure

On April 6, 2004, a press release was issued announcing that InterTAN, Inc. (“InterTAN”) has received a letter from RadioShack Corporation (“RadioShack”) purporting to terminate the Third Amended and Restated InterTAN Advertising Agreement, the Second Amended and Restated License Agreement and the Second Amended and Restated Merchandise Agreement among InterTAN and RadioShack (and certain of their affiliates). The letter from RadioShack stated, as grounds for such termination, that InterTAN has not paid a $55,000 annual fee under the Advertising Agreement for 2004, which amount has not yet been invoiced by RadioShack. RadioShack also filed a lawsuit in Texas state court seeking to terminate the agreements. InterTAN believes the notice is invalid, and intends to vigorously contest the purported termination of these agreements. InterTAN also received a notice from RadioShack on March 31, 2004, after the announcement of the execution of the merger agreement between InterTAN and Circuit City Stores, Inc., exercising RadioShack’s right to terminate the License Agreement effective as of June 30, 2009. The License Agreement had been set to expire June 30, 2010. Copies of the press release, three letters from RadioShack to InterTAN and a letter from InterTAN to RadioShack are filed as exhibits to this Form 8-K and are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

InterTAN, Inc.

April 6, 2004	By:	/s/ Jeffrey A. Losch

Jeffrey A. Losch Senior Vice President Secretary and General Counsel